Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com
West Corporation Reports First Quarter 2009 Results
OMAHA, NE, April 21, 2009 — West Corporation, a leading provider of outsourced communication solutions, today announced its first quarter 2009 results.
Financial Summary (unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
			Percent
	2009	2008	Change
Revenue	$607.0	$525.8	15.4%
Adjusted EBITDA[1]	$163.6	$138.3	18.3%
Adjusted EBITDA Margin	27.0%	26.3%
Cash Flow from Operations	$48.9	$24.0	103.8%
Consolidated Operating Results
For the first quarter ended March 31, 2009, revenues were $607.0 million compared to $525.8 million for the same quarter last year, an increase of 15.4 percent. Revenue from

[1]	See Reconciliation of Financial Measures below.

acquired entities2 was $79.3 million during the first quarter, including $61.2 million from Genesys.
Adjusted EBITDA for the first quarter was $163.6 million, or 27.0 percent of revenue. A reconciliation of Adjusted EBITDA to cash flow from operating activities is presented below.
Balance Sheet and Liquidity
At March 31, 2009, the Company had cash and cash equivalents totaling $174.8 million and working capital of $220.0 million.
During the quarter, the Company invested $36.6 million in capital expenditures primarily for software, equipment and information technology systems.
Conference Call
The Company will hold a conference call to discuss these topics on Wednesday, April 22, 2009 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.
About West Corporation
West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies, organizations and government agencies. West combines telephony, technology and human capital to help its clients communicate effectively, maximize the value of their customer relationships and drive greater profitability from customer related transactions. The company’s integrated suite of customized solutions includes worldwide conferencing, emergency communications, customer care, customer acquisition, customer retention, business-to-business sales, account management and accounts receivable management services.
Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of 48,000 employees based in North America, Europe and Asia. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.
Forward Looking Statements
This press release contains forward looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not

[2]	Acquired entities include HBF Communications (acquired in April 2008) and Positron (acquired in November 2008) in the Communications Services segment and Genesys (acquired in May 2008) in the Conferencing Services segment.

guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include the ability to integrate or achieve the objectives of our recent acquisitions, West’s expectations of future liquidity requirements, West’s ability to complete future acquisitions, competition in West’s highly competitive industries, extensive regulation in many of West’s markets, West’s ability to recover on its charged-off consumer receivables, capacity utilization of West’s contact centers, the cost and reliability of voice and data services, availability of key personnel and employees, the cost of labor and turnover rates, the political, economic and other conditions in countries where West operates, the loss of any key clients, West’s ability to purchase, and finance the acquisition of, charged-off receivable portfolios on acceptable terms and in sufficient amounts, the nature of West’s forward flow contracts, the non-exclusive nature of West’s client contracts and the absence of revenue commitments, the possibility of an emergency interruption to West’s data and contact centers, acts of terrorism or war, security or privacy breaches of West’s systems and databases, West’s ability to protect proprietary information or technology, West’s ability to continue to keep pace with technological developments, the cost of pending and future litigation and other risk factors described in documents filed by the company with the United States Securities and Exchange Commission including West’s annual report on Form 10-K for the year ended December 31, 2008. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WEST CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except selected operating data)

	Three Months Ended March 31,		%
	2009	2008	Change
Revenue	$606,959	$525,755	15.4%
Cost of services	269,050	250,560	7.4%
Selling, general and administrative expenses	229,454	206,128	11.3%

Operating income	108,455	69,067	57.0%
Interest expense	64,063	74,159	-13.6%
Other expense (income), net	(6,490)	(434)	-1395.4%

Income before tax	50,882	(4,658)	1192.4%
Income tax expense (benefit)	18,769	(739)	2639.8%
Non-controlling interest	1,489	(2,715)	154.8%

Net income (loss)	$30,624	$(1,204)	2643.5%

SELECTED SEGMENT DATA:
Revenue:
Communication Services	$289,146	$280,333	3.1%
Conferencing	262,075	195,644	34.0%
Receivables Management	57,367	51,116	12.2%
Inter segment eliminations	(1,629)	(1,338)	-21.7%

Total	$606,959	$525,755	15.4%

Depreciation & Amortization:
Communication Services	$22,436	$18,838	19.1%
Conferencing	20,577	16,477	24.9%
Receivables Management	4,586	6,890	-33.4%

Total	$47,599	$42,205	12.8%

Operating Income:
Communication Services	$29,037	$30,552	-5.0%
Conferencing	75,646	51,232	47.7%
Receivables Management	3,772	(12,717)	129.7%

Total	$108,455	$69,067	57.0%

Operating Margin:
Communication Services	10.0%	10.9%	-8.3%
Conferencing	28.9%	26.2%	10.3%
Receivables Management	6.6%	-24.9%	-126.5%

Total	17.9%	13.1%	36.6%

SELECTED OPERATING DATA ($M):
Cash flow from operations	48.9	24.0
Term loan facility	2,479.1	2,370.4
Revolving credit facility	265.8	—
Senior and senior subordinated notes	1,100.0	1,100.0

	Condensed Balance Sheets
	March 31,	December 31,	%
	2009	2008	Change
Current assets:
Cash and cash equivalents	$174,816	$168,340	3.8%
Trust cash	13,909	9,130	52.3%
Accounts receivable, net	367,258	359,021	2.3%
Portfolio receivables, current	39,074	64,204	-39.1%
Deferred income taxes receivable	33,824	52,647	-35.8%
Other current assets	86,446	85,706	0.9%

Total current assets	715,327	739,048	-3.2%
Net property and equipment	328,566	320,152	2.6%
Portfolio receivables, net	82,301	68,542	20.1%
Goodwill	1,639,606	1,642,857	-0.2%
Other assets	518,314	544,190	-4.8%

Total assets	$3,284,114	$3,314,789	-0.9%

Current liabilities	$495,312	$527,638	-6.1%
Long Term Obligations	3,828,584	3,843,536	-0.4%
Other liabilities	138,319	146,203	-5.4%

Total liabilities	4,462,215	4,517,377	-1.2%

Class L common stock	1,198,591	1,158,159	3.5%

Stockholders’ deficit	(2,376,692)	(2,360,747)	0.7%

Total liabilities and stockholders’ deficit	$3,284,114	$3,314,789	-0.9%

Reconciliation of Financial Measures
The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity, we use earnings before interest expense, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries, or “Adjusted EBITDA.” EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”). EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operations or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Adjusted EBITDA is also used in our debt covenants, although the precise adjustments used to calculate Adjusted EBITDA included in our credit facility and indentures vary in certain respects among such agreements and from those presented below. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to cash flow from operations.

	Three Months Ended Mar. 31,
Amounts in thousands	2009	2008

Cash flow from operating activities	$48,855	$24,022
Income tax expense (benefit)	18,769	(739)
Deferred income tax (expense) benefit	(8,489)	4,159
Interest expense	64,063	74,159
Allowance for impairment of purchased accounts receivable	—	(24,240)
Non-cash gain on hedge agreements	2,811	—
Unrealized gain on foreign denominated debt	1,842	—
Excess tax benefit from stock options exercised	980	—
Non-controlling interest in earnings, net of distributions	(282)	4,643
Provision for share based compensation	(335)	(312)
Debt amortization	(4,111)	(3,621)
Other	(77)	88
Changes in operating assets and liabilities, net of business acquisitions	37,029	36,262

EBITDA	161,055	114,421
Non-controlling interest in (earnings) loss	1,489	(2,715)
Share based compensation	335	312
Site closures, settlements and other impairments	2,508	24,979
Acquisition synergies and transaction costs	5,283	1,351
Non-cash foreign currency (gain)	(7,111)	—

Adjusted EBITDA	$163,559	$138,348